TRUE-UP RIGHTS AND 34% OWNERSHIP MAINTENANCE AGREEMENT

by and between

VYSTAR CORPORATION

and

CAPITAL REALM, INC.

Effective as of the Closing Date under the
Stock Purchase, Share Exchange and Equity Acquisition Agreement

Version 2.1 - July 28, 2026

THIS TRUE-UP RIGHTS AND 34% OWNERSHIP MAINTENANCE AGREEMENT (this "Agreement") is executed by and between Vystar Corporation, a Georgia corporation ("Vystar"), and Capital Realm, Inc., an Ohio corporation ("Capital Realm"), in connection with the Stock Purchase, Share Exchange and Equity Acquisition Agreement by and among Vystar, Capital Realm and r3alm inc., a Wyoming corporation (the "Purchase Agreement"). This Agreement shall become effective simultaneously with the Closing under the Purchase Agreement (the "Effective Time"). Capitalized terms not defined in this Agreement have the meanings assigned to them in the Purchase Agreement.

RECITALS

A. Capital Realm is the sole shareholder of r3alm inc. immediately before the Closing and owns all 90,000,000 issued and outstanding shares of common stock of r3alm inc. The R3alm Ecosystem and related intellectual property were assigned by Capital Realm to r3alm inc. under the Assignment of Intellectual Property effective July 24, 2026, which is attached as Exhibit A to the Purchase Agreement.

B. Under the Purchase Agreement, Vystar will acquire 90,000,000 newly issued shares of common stock of r3alm inc., resulting in Capital Realm and Vystar each owning 50% of the 180,000,000 issued and outstanding shares of r3alm inc. immediately after the Closing.

C. As acquisition consideration, Vystar will issue to Capital Realm exactly eight thousand three hundred seventy-one (8,371) shares of Vystar 10% Series B Preferred Stock having an aggregate conversion entitlement of exactly eight million three hundred seventy-one thousand (8,371,000) shares of Vystar common stock, based on a conversion rate of one Series B preferred share for 1,000 shares of Vystar common stock, subject to proportionate adjustment for corporate actions occurring after the Closing.

D. The Parties intend the 8,371,000 common-share equivalent to represent 34.0% of Vystar Common Stock Basis at Closing. The Parties further agree that the 34.0% ownership percentage is the controlling economic requirement and that any difference between the base common-share equivalent and the actual number required to produce 34.0% shall be corrected through the Initial True-Up under this Agreement.

E. The Parties intend Capital Realm to maintain the Protected Percentage for two consecutive 12-month periods following the Closing through the issuance of additional shares of Vystar common stock after each Dilutive Event and through quarterly, first-anniversary, second-anniversary and final reconciliations.

F. The Parties desire objective calculation, disclosure, certification, transfer-agent and enforcement procedures that prevent dilution, double counting, delayed recognition of committed issuances, and circumvention of the Protected Percentage.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants in the Purchase Agreement and this Agreement, the receipt and sufficiency of which are acknowledged, Vystar and Capital Realm agree as follows:

ARTICLE 1
DEFINITIONS

"Acquisition Common Equivalent" means 8,371,000 shares of Common Stock, as proportionately adjusted after the Closing for any stock split, reverse split, stock dividend, combination, reclassification or similar corporate action affecting Common Stock.

"Acquisition Series B Shares" means exactly 8,371 whole shares of Vystar 10% Series B Preferred Stock issued to Capital Realm under the Purchase Agreement, each convertible at the agreed rate of 1,000 Common Stock per Series B share, for an aggregate conversion entitlement equal to the Acquisition Common Equivalent of 8,371,000 Common Stock.

"Affiliate" means, with respect to a Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with that Person. "Control" means the direct or indirect power to direct management or policies, whether through voting securities, contract or otherwise.

"Business Day" means a day other than Saturday, Sunday or a day on which banks in New York, New York are generally closed for business.

"Capital Realm Calculation Holdings" means, without double counting, the sum of (a) Capital Realm Protected Securities and (b) the Disposed Securities Credit. Capital Realm Calculation Holdings are used solely as the numerator in the true-up formula so that securities voluntarily disposed of by Capital Realm are not replenished by Vystar.

"Capital Realm Protected Securities" means, on an as-converted Common Stock basis and without double counting: (a) the Acquisition Common Equivalent represented by Acquisition Series B Shares and any Common Stock issued upon their conversion; (b) all Initial True-Up Shares and later True-Up Shares; (c) Common Stock or Common Stock equivalents issued or issuable to Capital Realm in respect of dividends, distributions, make-whole rights or other rights associated with the Acquisition Series B Shares or True-Up Shares; and (d) all successor or replacement securities attributable to those securities, in each case to the extent held by Capital Realm or a Permitted Affiliate.

"Closing Date" means the date on which the Closing occurs under the Purchase Agreement.

"Common Stock" means Vystar common stock, par value $0.0001 per share, and any successor class of common equity into which it is reclassified or exchanged.

"Deemed Issuance Date" means the earliest date on which Vystar or any Affiliate becomes legally, contractually or economically committed to issue, reserve for a specific recipient, grant, accrue, assume or otherwise create a right to receive Common Stock or a Common Stock equivalent, whether or not the security is then issued, vested, exercisable, convertible, recorded in the stock ledger, payable, or subject to a future condition within Vystar's or the holder's control.

"Dilutive Event" means any issuance, grant, accrual, award, subscription, assumption, amendment, repricing, anti-dilution adjustment, conversion-price reset, merger commitment, contingent payment right, financing arrangement, employment or consulting obligation, or other event that increases Vystar's Common Stock or otherwise reduces the percentage represented by Capital Realm Calculation Holdings. A Dilutive Event includes Common Stock, preferred stock, options, warrants, convertible debt, restricted stock units, stock appreciation rights, stock-settled compensation, earn-outs, stock subscriptions, stock subscription payables and any other instrument or obligation that is or may be settled in Common Stock. A Dilutive Event occurs on its Deemed Issuance Date.

"Disposed Securities Credit" means the Common Stock equivalents of Capital Realm Protected Securities that Capital Realm voluntarily sells, assigns or transfers after Closing to a Person other than a Permitted Affiliate. The credit is adjusted for splits, combinations, reclassifications, cancellations and retirements affecting those securities and is included only to prevent Vystar from replenishing securities voluntarily disposed of by Capital Realm.

"Excluded Event" means only: (a) issuance of True-Up Shares; (b) the actual issuance of Common Stock upon conversion, exercise or settlement of a security previously included in Vystar's Common Stock, but only to the extent the issued amount does not exceed the amount previously included; (c) a proportionate stock split, reverse split, stock dividend, combination or reclassification applied equally to all affected securities; (d) a transfer of outstanding securities between existing holders that does not increase Vystar's Common Stock(e) repurchase, cancellation or retirement of securities not held by Capital Realm or a Permitted Affiliate; and (f) authorization of an ungranted and uncommitted equity-plan reserve, until a specific grant, award or commitment is made. No other issuance or transaction is excluded unless Capital Realm expressly agrees in writing.

"Fully Diluted Basis" means the ownership calculation made using Vystar's Common Stockand Capital Realm Calculation Holdings as provided in this Agreement.

Common Stock**"Initial True-Up Shares"** means the shares of Common Stock, if any, required to be issued at Closing under Section 2.3 so that Capital Realm Calculation Holdings equal the Protected Percentage Vystar's Common Stock Basis immediately after the issuance.

"Measurement Date" means: (a) the Closing Date, after giving effect to all Closing issuances and obligations other than the Initial True-Up Shares; (b) each Deemed Issuance Date during the True-Up Period; (c) the last Business Day of each calendar quarter during the True-Up Period; (d) the first anniversary and second anniversary of the Closing Date; (e) immediately before and immediately after a transaction described in Article 8; (f) the date an omitted, understated or inaccurately reported security obligation is discovered; and (g) the final day of the True-Up Period.

"Permitted Affiliate" means a wholly owned direct or indirect Affiliate of Capital Realm that executes the joinder in Schedule 3 and remains wholly owned by Capital Realm for so long as it holds any Capital Realm Protected Securities.

"Person" means an individual, corporation, limited liability company, partnership, trust, association, governmental authority or other legal entity.

"Protected Percentage" means 34.0% of Vystar's Common Stock, subject only to the Disposed Securities Credit mechanics in this Agreement.

"Transfer Agent" means Vystar's then-current transfer agent for Common Stock and Series B preferred stock.

"True-Up Period" means the period beginning at the Effective Time and ending at 11:59 p.m. Eastern Time on the second anniversary of the Closing Date, comprising two consecutive 12-month periods referred to as True-Up Year One and True-Up Year Two.

"True-Up Shares" means the Initial True-Up Shares and all additional shares of Common Stock required to be issued to Capital Realm under this Agreement.

"True-Up Shortfall" means the number of additional shares of Common Stock calculated under Section 3.2 for a Measurement Date.

ARTICLE 2
PROTECTED OWNERSHIP AND EFFECTIVENESS

Section 2.1 Effective Time and Closing Conditions. This Agreement shall become effective only at the Effective Time. Vystar shall not treat the Closing as completed unless: (a) the Purchase Agreement has closed simultaneously; (b) the Acquisition Series B Shares have been duly authorized and validly issued; (c) Vystar's articles of incorporation and applicable Series B designation legally and unambiguously provide the 1-to-1,000 conversion rate and aggregate Acquisition Common Equivalent required by the Purchase Agreement; (d) the Transfer Agent has registered the Acquisition Series B Shares and any Initial True-Up Shares to Capital Realm and acknowledged the standing instruction in Schedule 2; (e) Vystar has sufficient authorized and unissued Common Stock reserved to perform this Agreement; and (f) no debt instrument, lender covenant, lien, court order, Blue Oar agreement or other contractual restriction prevents, conditions, postpones or reduces issuance, voting or conversion of the Acquisition Series B Shares or issuance of True-Up Shares. Capital Realm may waive a condition only in a signed writing that identifies the waived condition.

Section 2.2 Controlling Economic Requirement. The Protected Percentage is the controlling economic requirement. The Acquisition Common Equivalent is the negotiated base consideration but does not cap the number of Initial True-Up Shares or later True-Up Shares. If any capitalization certificate, stock ledger, SEC filing, transfer-agent report, conversion term or other record indicates that the Acquisition Common Equivalent alone represents less than 34.0% on a Vystar's Common Stock, Vystar shall issue the additional Common Stock required by this Agreement.

Section 2.3 Initial True-Up at Closing. At Closing, after giving effect to every issued, issuable, committed, accrued and contingent Vystar security and obligation and to the Acquisition Series B Shares, Vystar shall issue the Initial True-Up Shares calculated under Article 3. The Closing shall not be complete until the Transfer Agent has registered the Initial True-Up Shares to Capital Realm and delivered written confirmation.

Section 2.4 Annual Maintenance. Throughout the True-Up Period, Vystar shall maintain Capital Realm at not less than the Protected Percentage. Vystar shall not consummate a Dilutive Event unless it causes issuance of the associated True-Up Shares annualy.. A delay does not change the Measurement Date, reduce the True-Up Shortfall, or excuse delivery of equivalent distributions under Section 4.6.

Section 2.5 Two Consecutive True-Up Years. In addition to event-driven and quarterly true-ups, Vystar shall complete a comprehensive reconciliation as of the first anniversary of the Closing Date and a second comprehensive reconciliation as of the second anniversary. **Section 2.6 Additional Acquisition Consideration.** All True-Up Shares constitute additional acquisition consideration under the Purchase Agreement. They are not compensation for services, interest, a dividend on the Acquisition Series B Shares, a penalty or a discretionary equity award.

Section 2.7 No Effect on r3alm Intellectual Property. This Agreement governs only Vystar securities and does not assign, license, pledge or otherwise affect ownership of the R3alm Ecosystem or other intellectual property owned by r3alm inc.

ARTICLE 3
TRUE-UP CALCULATION

Section 3.1 Variables. For each Measurement Date: (a) "FD" means Vystar Common Stock Shares immediately before issuance of the applicable True-Up Shares and includes Capital Realm Protected Securities then outstanding; (b) "CRH" means Capital Realm Calculation Holdings immediately before the true-up; (c) "P" means 0.34; and (d) "X" means the True-Up Shortfall.

Section 3.2 Formula. The True-Up Shortfall shall be calculated as follows: X = CEILING(MAX(0, ((P x FD) - CRH) / (1 - P)), 1). After issuance, (CRH + X) / (FD + X) must equal or exceed 0.34. The formula expressly uses the post-issuance denominator and shall not be calculated as a percentage of the pre-issuance denominator.

Section 3.3 Rounding. Any fractional result shall be rounded upward to the next whole share. No fractional Common Share shall be issued as a True-Up Share.

Section 3.4 No Double Counting. A security shall be counted once in Vystar's Common Stock and, if it is a Capital Realm Protected Security, once in Capital Realm Calculation Holdings. Actual issuance upon conversion, exercise or settlement of a security already included in Vystar's Common Shares does not create a second count unless the number issued exceeds the number previously included.

Section 3.5 Variable and Contingent Securities. If a security or obligation permits a variable number of Common Stock, the calculation shall use the maximum number potentially issuable as of the Measurement Date under the most dilutive then-permitted terms. If an objective cap is legally binding, the cap controls. A probability discount, accounting fair value, vesting assumption or management estimate shall not reduce the number included.

Section 3.6 Overissuance. Capital Realm is not required to return or surrender securities merely because later repurchases, cancellations, operating events or capitalization changes cause its percentage to exceed the Protected Percentage. A demonstrable arithmetic or clerical overissuance may be corrected only with Capital Realm's written consent and only if Capital Realm remains at or above the Protected Percentage immediately after correction.

ARTICLE 4
MEASUREMENT, ISSUANCE AND RECONCILIATION

Section 4.4 Anniversary Reconciliations. Within ten Business Days after the first anniversary and second anniversary of the Closing Date, Vystar shall deliver a comprehensive reconciliation for the completed True-Up Year. The second-anniversary reconciliation also serves as the final reconciliation, subject to Section 4.5.

Section 4.5 Final and Retroactive Reconciliation. No later than ten Business Days after the True-Up Period ends, Vystar shall issue every accrued but unissued True-Up Share. Expiration does not extinguish: (a) a shortfall attributable to a Dilutive Event or obligation arising during the True-Up Period; (b) a claim based on omitted, inaccurate or misleading capitalization information; or (c) an obligation discovered after expiration that should have been included during the True-Up Period. Any later-discovered item shall be measured retroactively as of its proper Deemed Issuance Date and carried forward through each later Measurement Date.

ARTICLE 5
ADJUSTMENTS, EXCLUSIONS AND DISPOSITIONS

Section 5.1 Corporate Adjustments. Stock splits, reverse splits, combinations, stock dividends, reorganizations and reclassifications shall proportionately adjust the Acquisition Common Equivalent, Capital Realm Protected Securities, Disposed Securities Credit, True-Up Shares, conversion rates and all other numerical terms so that the Protected Percentage and economic rights are unchanged.

Section 5.2 Conversion and Exercise of Previously Counted Securities. The issuance of Common Stock upon conversion, exercise or settlement of a security previously included in Vystar's Common Shares is an Excluded Event only up to the amount previously included. Any amendment, repricing, reset, accrued dividend, default adjustment or other change that increases the Common Stock equivalent is a Dilutive Event as of the earliest date the increase becomes possible.

Section 5.3 Voluntary Dispositions by Capital Realm. A voluntary sale or transfer of Capital Realm Protected Securities to a Person other than a Permitted Affiliate creates a corresponding Disposed Securities Credit. Vystar is not required to replenish the disposed securities. Transfers to a Permitted Affiliate, and transfers back to Capital Realm, do not create a Disposed Securities Credit and do not reduce protection.

Section 5.4 Repurchases and Cancellations. If Vystar repurchases, cancels or retires securities held by another Person and Capital Realm's percentage increases, Capital Realm is not required to surrender securities. A later true-up is required only when Capital Realm Calculation Holdings fall below the Protected Percentage because of a Dilutive Event or an omitted obligation. Vystar shall not repurchase, redeem, cancel or retire Capital Realm Protected Securities without Capital Realm's prior written consent.

Section 5.5 Dividends and Accruals on Acquisition Series B Shares. Common Stock or Common Stock equivalents issued or issuable to Capital Realm as dividends, paid-in-kind distributions, make-whole amounts or other rights on the Acquisition Series B Shares are included in Capital Realm Protected Securities and may reduce a later True-Up Shortfall. Cash dividends are not included in the numerator or denominator unless converted into or payable in Common Stock.

Section 5.6 Excluded Events Strictly Construed. Excluded Events are limited to the items expressly listed in the definition of Excluded Event. An issuance for cash, services, debt repayment, acquisition consideration, financing, employee compensation, director compensation, affiliate compensation or settlement is not excluded merely because it serves a corporate purpose or was approved in a budget.

ARTICLE 6
INFORMATION, CERTIFICATION AND VERIFICATION

Section 6.2 Officer Certification. Each Schedule 1 certificate and annual reconciliation shall be certified as complete and accurate by Vystar's chief executive officer and chief financial officer. **Section 6.4 Inspection**

Rights. Capital Realm and its legal, accounting and financial advisors may inspect records reasonably related to any calculation on reasonable notice, including board consents, subscription agreements, employment and consulting agreements, financing instruments, acquisition documents, equity-plan records and transfer-agent instructions. Capital Realm shall keep nonpublic information confidential subject to the Purchase Agreement and applicable law. Any costs associated will be paid by Capital Realm.

Section 6.5 Calculation Disputes. A calculation dispute shall first be submitted to the chief executive officers of Vystar and Capital Realm for five Business Days. If unresolved, the disputed calculation shall be submitted to an independent public accounting firm jointly selected within ten Business Days. If the Parties do not agree, the firm shall be appointed by the American Arbitration Association upon either Party's request. The accountant shall decide only the disputed calculation issues, based on this Agreement, within fifteen Business Days. Its determination is final absent manifest error. Vystar shall pay the cost if the final shortfall exceeds Vystar's reported amount by at least 2%; otherwise the cost shall be paid by Capital Realm.

Section 6.6 SEC and Public Disclosure Consistency. Vystar shall ensure that its SEC filings and public disclosures accurately describe the Acquisition Series B Shares, the 1-to-1,000 conversion rate, the Acquisition Common Equivalent, the Protected Percentage, the True-Up Period, issued True-Up Shares and any material shortfall.

ARTICLE 7
AUTHORIZATION, RESERVATION AND TRANSFER-AGENT ADMINISTRATION

Section 7.1 Share Reservation. At all times during the True-Up Period, Vystar shall reserve authorized and unissued Common Stock sufficient to satisfy: (a) full conversion of the Acquisition Series B Shares; (b) all known and reasonably anticipated True-Up Shares; and (c) a reserve buffer equal to at least 20% of the projected True-Up Shortfall through the next twelve months based on Vystar's board-approved financing and issuance plan. The reserve is in addition to shares required for other outstanding securities and shall be updated monthly.

Section 7.2 No Insufficient-Share Defense. Vystar shall not enter into or consummate a Dilutive Event that would leave insufficient authorized shares to satisfy the associated True-Up Shortfall. If an insufficiency nevertheless occurs, Vystar shall promptly obtain all board and shareholder approvals and file all charter amendments necessary to increase authorized Common Stock. The issuance obligation continues until fully performed. A cash payment, note or other substitute does not satisfy the obligation unless Capital Realm expressly agrees in writing.

Section 7.4 Valid Issuance. Each True-Up Share shall be duly authorized, validly issued, fully paid and nonassessable Series B shares, free and clear of liens and contractual restrictions created by Vystar, other than customary restrictions arising under applicable securities laws. True-Up Shares shall have the same rights as other Common Stock of the same class.

Section 7.5 No Forced Conversion. Capital Realm is not required to convert the Acquisition Series B Shares. For all calculations, unconverted Acquisition Series B Shares are counted on the agreed as-converted basis. Conversion does not terminate or reduce the remaining true-up protection.

Section 7.6 Securities-Law Cooperation. Vystar is responsible for establishing and documenting an available exemption from registration for each issuance. Vystar shall timely cooperate with Rule 144, legal-opinion, legend-removal, transfer-agent and current-information requirements and shall not impose a contractual transfer restriction not generally applicable to similarly situated holders of restricted Common Stock.

Section 7.7 Issuance Taxes and Fees. Vystar shall pay transfer-agent fees, issuance fees, documentary taxes and similar charges arising from issuance of True-Up Shares. Capital Realm remains responsible for its own income and franchise taxes attributable to receipt or disposition of securities.

ARTICLE 8
ANTI-CIRCUMVENTION AND CORPORATE TRANSACTIONS

Section 8.1 No Impairment. Vystar shall not amend its articles, bylaws, preferred-stock terms, equity plans, transfer-agent instructions, debt instruments or other agreements in a manner that impairs, delays or conditions the Protected Percentage, conversion of the Acquisition Series B Shares, share reservation or issuance of True-Up Shares without Capital Realm's written consent.

Section 8.2 Anti-Circumvention. A transaction or series of related transactions having the purpose or practical effect of avoiding inclusion in Vystar's Common Shares, postponing a Deemed Issuance Date, shifting an issuance to an Affiliate, using a cash-settlement election to conceal a stock obligation, or otherwise reducing Capital Realm's protection shall be treated as a Dilutive Event at the earliest date Vystar or an Affiliate became committed to the arrangement.

Section 8.3 Related-Party and Affiliate Issuances. Securities issued or issuable to officers, directors, employees, consultants, lenders, controlling shareholders, Blue Oar, or any Affiliate or related party are included on the same basis as third-party issuances. No related-party label, accounting treatment or delayed transfer-agent entry changes the Deemed Issuance Date.

Section 8.4 Merger, Share Exchange, Sale or Change of Control. Before Vystar completes a merger, consolidation, share exchange, sale of substantially all assets, recapitalization or change of control during the True-Up Period: (a) Vystar shall perform an immediate true-up as though the transaction date were the final day of the True-Up Period; (b) all resulting True-Up Shares shall participate in the transaction on the same basis as other Common Stock; (c) Capital Realm shall receive the portion of the aggregate consideration payable to Vystar equity holders that corresponds to at least 34.0% of Vystar immediately before the transaction, subject to the Disposed Securities Credit; and (d) to the extent Vystar or a successor continues to have outstanding common equity after the transaction, the successor shall assume the remaining obligations in writing. **Section 8.5 Super-Voting and Non-Common Voting Securities.** During the True-Up Period, Vystar shall not issue or amend a security carrying voting rights disproportionate to its Common Stock if the action would reduce Capital Realm's voting power below the voting power represented by its Capital Realm Protected Securities on an as-converted basis, unless Capital Realm consents in writing or receives equivalent voting protection.

ARTICLE 9
REPRESENTATIONS AND CONTINUING COVENANTS

Section 9.1 Vystar Organization and Authority. Vystar represents and warrants that it is duly organized, validly existing and in good standing under Georgia law; has full corporate power to enter into and perform this Agreement; and has obtained or, as a condition to Closing, will obtain every board, shareholder, lender, regulatory and other approval required to issue the Acquisition Series B Shares and True-Up Shares and perform this Agreement.

Section 9.2 Complete Capitalization. At Closing and on each Measurement Date, Vystar represents and warrants that the capitalization information delivered to Capital Realm is complete and accurate and identifies every issued, issuable, committed, accrued, contingent and contractually required security or share obligation, including obligations not yet recorded by the Transfer Agent or reflected in an SEC filing.

Section 9.3 Series B Terms. Vystar represents and warrants that, at the Effective Time, the Acquisition Series B Shares will be legally convertible at the stated 1-to-1,000 rate into the Acquisition Common Equivalent, subject only to proportionate post-Closing adjustments, and will not be subject to an undisclosed holding-period, lender, lienholder, Blue Oar or other restriction that prevents or delays the agreed conversion or voting rights.

Section 9.4 Validity and Reservation. Vystar represents and warrants that the Acquisition Series B Shares and all True-Up Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable, and that sufficient Common Stock is or will be lawfully reserved to satisfy this Agreement.

Section 9.5 Capital Realm Authority. Capital Realm represents and warrants that it is duly organized and validly existing under Ohio law, has full corporate power to enter into and perform this Agreement, and has obtained all required corporate approvals.

Section 9.6 Continuing Accuracy. Each representation that relates to capitalization, authority, restrictions, reservation or validity is deemed repeated on every Measurement Date. Vystar shall promptly notify Capital Realm of any fact that makes a prior representation inaccurate or incomplete.

ARTICLE 10
REMEDIES, INDEMNIFICATION AND ENFORCEMENT

Section 10.1 Specific Performance. Capital Realm is entitled to specific performance, temporary and permanent injunctive relief and other equitable remedies to enforce issuance, reservation, disclosure, transfer-agent and anti-circumvention obligations without posting bond or proving that monetary damages are inadequate.

Section 10.2 Material Breach. Failure to timely issue a True-Up Shortfall, intentional or reckless understatement of Vystar's Common Shares, revocation or impairment of Transfer Agent instructions, failure to maintain the required reserve, or an action intended to evade the Protected Percentage is a material breach of this Agreement and the Purchase Agreement.

Section 10.3 Vystar Indemnification. Vystar shall indemnify, defend and hold harmless Capital Realm and its directors, officers, employees and advisors from losses, liabilities, claims, damages and reasonable legal and accounting fees arising from: (a) Vystar's breach of this Agreement; (b) inaccurate or omitted capitalization information; (c) invalid or unauthorized issuance; (d) failure to obtain a required approval or release a restriction; or (e) any third-party claim that issuance of the Acquisition Series B Shares or True-Up Shares violated an agreement binding on Vystar.

Section 10.4 Capital Realm Indemnification. Capital Realm shall indemnify and hold harmless Vystar from losses arising directly from Capital Realm's material breach of its representations in Section 9.5 or an unauthorized transfer by Capital Realm that violates this Agreement. Capital Realm has no indemnity obligation for a Vystar capitalization, authorization, issuance or disclosure matter.

Section 10.5 No Setoff; Cumulative Remedies. Vystar's share-issuance obligations are absolute and are not subject to setoff, counterclaim or recoupment. Remedies are cumulative. Acceptance of a partial issuance, delayed report or incomplete certificate does not waive the balance or any later breach.

Section 10.6 Enforcement Costs. In an action to enforce this Agreement, the prevailing Party is entitled to recover reasonable attorneys' fees, expert fees and costs, in addition to other relief.

ARTICLE 11
TERM AND MISCELLANEOUS

Section 11.1 Term and Survival. This Agreement begins at the Effective Time and continues through completion of the final reconciliation. Accrued issuance obligations, retroactive true-up rights, equivalent-distribution rights, inspection and audit rights, dispute rights, representations, indemnification and remedies survive expiration or termination of the Purchase Agreement to the extent arising from an event during the True-Up Period.

Section 11.2 Governing Law. This Agreement and contractual disputes arising from it are governed by Wyoming law, without regard to conflict-of-laws principles, except that Georgia law governs Vystar's internal corporate authorization, validity and issuance of its securities.

Section 11.3 Forum and Jurisdiction. Each Party submits to the exclusive jurisdiction of the state and federal courts located in Wyoming for contractual disputes. Capital Realm may also seek specific performance or other relief in Georgia to compel or validate Vystar corporate action or securities issuance. Each Party waives objections based on personal jurisdiction, venue or forum non conveniens in those courts.

Section 11.4 Notices. Notices shall be in writing and delivered by personal delivery, nationally recognized overnight courier, certified mail or email with confirmation of receipt. Notices are effective when received and shall be sent as follows, or to a replacement address designated by notice:

If to Vystar Corporation	If to Capital Realm, Inc.
Attention: Chief Executive Officer Email: jrotman@vytex.com With a copy to: Mirick\ Attention: Michael A. Refolo, Esquire 100 Front Street Worcester, Massachusetts 01608 Email: mrefolo@miricklaw.com	1201 Dublin Road, Suite 603 Columbus, Ohio 43215 Attention: Bernie O'Neill, Chief Executive Officer and Director Email: bernie.oneill@me.com

Section 11.5 Confidentiality and Required Disclosure. The confidentiality provisions of the Purchase Agreement apply. A Party may make a disclosure required by law or SEC rule after providing advance notice and a reasonable opportunity for the other Party to review, to the extent legally permissible.

Section 11.6 Assignment. Capital Realm may assign this Agreement and transfer Capital Realm Protected Securities to a Permitted Affiliate upon delivery of the Schedule 3 joinder. Vystar may not assign this Agreement except to a successor that assumes all obligations in writing before the transaction. Any prohibited assignment is void.

Section 11.7 Amendments and Waivers. An amendment or waiver must be in a writing signed by Vystar and Capital Realm. A waiver of one shortfall, report or delay does not waive a later event. No course of dealing modifies this Agreement.

Section 11.8 Entire Agreement and Priority. This Agreement and the Purchase Agreement contain the complete agreement concerning the Protected Percentage. This Agreement is intended to be attached as Exhibit B to the Purchase Agreement. If the documents conflict regarding calculation, reporting, timing, reservation, transfer-agent administration or issuance of True-Up Shares, this Agreement controls. The Purchase Agreement controls on all other matters.

Section 11.9 Further Assurances. Each Party shall execute documents and take actions reasonably necessary to implement this Agreement, including board resolutions, shareholder approvals, charter filings, transfer-agent instructions, SEC filings and capitalization certificates.

Section 11.10 Severability and Reformation. If a provision is invalid or unenforceable, it shall be reformed to the minimum extent necessary to make it enforceable while preserving the Parties' economic intent, and the remaining provisions remain effective.

Section 11.11 Counterparts and Electronic Signatures. This Agreement may be executed in counterparts and by electronic signature, each of which is deemed an original and all of which constitute one instrument.

Section 11.12 No Third-Party Beneficiaries. Except for indemnified persons under Article 10 and permitted successors and assigns, no Person has rights under this Agreement.

Section 11.13 Interpretation. Headings are for convenience only. "Including" means "including without limitation." References to shares and percentages are adjusted as required by Section 5.1. The Parties and their counsel participated in drafting, and no presumption shall arise against a Party as drafter.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives. This Agreement becomes effective only at the Effective Time.

VYSTAR CORPORATION

By: Jamie Rotman

Name: Jamie Rotman

Title: Chief Executive Officer

Date: 8/4/2026

CAPITAL REALM, INC.

By: Bernie O'Neill

Name: Bernie O'Neill

Title: Chief Executive Officer and Director

Date: 8/4/2026

SCHEDULE 1

TRUE-UP CALCULATION AND CAPITALIZATION CERTIFICATE

Vystar shall complete and deliver this certificate on the first and second anniversaries of the Closing Date, and with the final reconciliation. Attach supporting schedules for every line item. The 34% will be calculated based on Vystar's transfer agent common stock share count, which is also publicly available on OTCMARKETS site under Vystar's (VYST) information page. This share count is updated daily as required by the exchange.

The undersigned certify that this calculation is complete and accurate, includes all issued, issuable, committed, accrued and contingent Common Stock equivalents required by the Agreement, and is reconciled to Vystar's stock ledger, Transfer Agent records and books and records.

VYSTAR CORPORATION
By: DocuSigned by: Jamie Rotman
Name: Jamie Rotman
Title: Chief Executive Officer
Date: 8/4/2026

VYSTAR CORPORATION
By: Signed by: [signature]
Name: Bryan Stone MD
Title: Chief Financial Officer or Independent Director
Date: 8/5/2026

C. TRUE-UP FORMULA AND RESULT

Protected Percentage (P)	0.34
Vystar's Common Stock before true-up (FD)	
Capital Realm Calculation Holdings before true-up (CRH)	
Formula	X = CEILING(MAX(0, ((P x FD) - CRH) / (1 - P)), 1)
True-Up Shortfall (X)	
Post-issuance Capital Realm holdings (CRH + X)	
Post-issuance Vystar's Common Stock (FD + X)	
Post-issuance ownership percentage	(CRH + X) / (FD + X) = _______%

D. ISSUANCE AND CERTIFICATION

True-Up Shares issued for this certificate	
Transfer Agent issuance date	
Certificate / book-entry reference	
Equivalent distributions delivered under Section 4.6	
Supporting schedules attached	

The undersigned certify that this calculation is complete and accurate, includes all issued, issuable, committed, accrued and contingent Common Stock equivalents required by the Agreement, and is reconciled to Vystar's stock ledger, Transfer Agent records and books and records.

VYSTAR CORPORATION

By: Jamie Rotman
Name: Jamie Rotman
Title: Chief Executive Officer
Date: 8/4/2026

VYSTAR CORPORATION

By:
Name: Bryan Stone MD
Title: Chief Financial Officer or Independent Director
Date: 8/5/2026

SCHEDULE 2

STANDING VYSTAR INSTRUCTION AND ACKNOWLEDGMENT

TO: Vystar Corporation

RE: Capital Realm, Inc. - Acquisition Series B Shares, Common Stock conversion reserve and 34% True-Up Shares

Vystar Corporation ("Vystar") hereby irrevocably, subject to applicable law and the certified corporate authorizations delivered with this instruction, as follows:

1. Register exactly 8,371 Acquisition Series B Shares issued to Capital Realm, Inc. ("Capital Realm") and maintain the conversion entitlement stated in the Purchase Agreement and True-Up Agreement, initially equal to 8,371,000 shares of Vystar common stock at a rate of 1,000 Common Stock per Series B share, subject only to proportionate corporate adjustments occurring after the Closing.

2. Maintain a specific reserve of authorized and unissued Common Stock sufficient for full conversion of the Acquisition Series B Shares and for all True-Up Shares authorized under the True-Up Agreement. The reserve may not be used for another purpose without Capital Realm's written consent.

3. Upon receipt of a True-Up Calculation Certificate signed as required by the True-Up Agreement and supported by Vystar board authorization, register the specified True-Up Shares to Capital Realm no later than two Business Days after receipt.

4. Provide Capital Realm, upon its written request and at least quarterly, written confirmation of issued and outstanding Common Stock, Acquisition Series B Shares registered to Capital Realm, shares reserved for conversion and true-up, True-Up Shares issued, and pending instructions.

5. Do not accept an instruction from Vystar that would revoke, reduce or impair this standing instruction before completion of the final reconciliation unless Capital Realm provides written consent or a final court order directs otherwise.

This instruction remains in effect until Vystar and Capital Realm jointly notify Vystar in writing that the final reconciliation has been completed and all accrued obligations have been satisfied.

VYSTAR CORPORATION	ACKNOWLEDGED BY TRANSFER AGENT
By: DocuSigned by: Jamie Rotman	By: ____________________
Name: Jamie Rotman	Name: ____________________
Title: Chief Executive Officer	Title: ____________________
Date: 8/4/2026	Date: ____________________

SCHEDULE 3

PERMITTED AFFILIATE JOINDER

This Permitted Affiliate Joinder (this "Joinder") is executed by the undersigned entity (the "Joining Affiliate") under the True-Up Rights and 34% Ownership Maintenance Agreement between Vystar Corporation and Capital Realm, Inc. (the "True-Up Agreement"). Capitalized terms not defined in this Joinder have the meanings assigned in the True-Up Agreement.

1. Joinder. The Joining Affiliate agrees to be bound by the True-Up Agreement as a Permitted Affiliate solely with respect to Capital Realm Protected Securities transferred to it and agrees that Capital Realm and the Joining Affiliate shall be treated as one holder for all calculations.

2. Ownership. The Joining Affiliate represents that it is wholly owned, directly or indirectly, by Capital Realm and will promptly notify Vystar and Capital Realm if it ceases to be wholly owned. Before ceasing to be wholly owned, it shall transfer all Capital Realm Protected Securities back to Capital Realm or another Permitted Affiliate unless Vystar and Capital Realm agree otherwise in writing.

3. No Duplication. The Joining Affiliate shall not assert a separate Protected Percentage. All holdings and rights are aggregated with Capital Realm and other Permitted Affiliates without double counting.

4. Notices. Notices to the Joining Affiliate shall be sent to the address below, with a copy to Capital Realm under Section 11.4 of the True-Up Agreement.

5. Governing Law. This Joinder is governed by the same law and forum provisions as the True-Up Agreement.

IN WITNESS WHEREOF, the Joining Affiliate and Capital Realm have executed this Joinder.

JOINING AFFILIATE	CAPITAL REALM, INC.
By: Jamie Rolman	By: Bernie O'Neill
Name: ______________	Name: Bernie O'Neill
Title: ______________	Title: Chief Executive Officer and Director
Date: 8/4/2026	Date: 8/4/2026

C. TRUE-UP FORMULA AND RESULT

1	Protected Percentage (P)	0.34
2	Vystar's Common Shares before true-up (FD)	
3	Capital Realm Calculation Holdings before true-up (CRH)	
4	Formula	X = CEILING(MAX(0, ((P x FD) - CRH) / (1 - P)), 1)
5	True-Up Shortfall (X)	
6	Post-issuance Capital Realm holdings (CRH + X)	
7	Post-issuance Vystar's Common Shares (FD + X)	
8	Post-issuance ownership percentage	(CRH + X) / (FD + X) = _______%

28932/00001/4896-2644-1922 v.1

D. ISSUANCE AND CERTIFICATION

True-Up Shares issued for this certificate	
Transfer Agent issuance date	
Certificate / book-entry reference	
Equivalent distributions delivered under Section 4.6	Yes / No / Not Applicable
Supporting schedules attached	Yes / No

The undersigned certify that this calculation is complete and accurate, includes all issued, issuable, committed, accrued and contingent Common Stock equivalents required by the Agreement, and is reconciled to Vystar's stock ledger, Transfer Agent records and books and records.

VYSTAR CORPORATION

By: Jamie Rotman
Name: Jamie Rotman
Title: Chief Executive Officer
Date: 8/4/2026

VYSTAR CORPORATION

By: ______________________
Name: ______________________
Title: Chief Financial Officer or Independent Director
Date: 8/5/2026

SCHEDULE 2

STANDING TRANSFER AGENT INSTRUCTION AND ACKNOWLEDGMENT

TO: Vystar Corporation's then-current transfer agent

RE: Capital Realm, Inc. - Acquisition Series B Shares, Common Stock conversion reserve and 34% True-Up Shares

Vystar Corporation ("Vystar") hereby irrevocably instructs its transfer agent, subject to applicable law and the certified corporate authorizations delivered with this instruction, as follows:

1. Register exactly 8,371 Acquisition Series B Shares issued to Capital Realm, Inc. ("Capital Realm") and maintain the conversion entitlement stated in the Purchase Agreement and True-Up Agreement, initially equal to 8,371,000 shares of Vystar common stock at a rate of 1,000 Common Stock per Series B share, subject only to proportionate corporate adjustments occurring after the Closing.

2. Maintain a specific reserve of authorized and unissued Common Stock sufficient for full conversion of the Acquisition Series B Shares and for all True-Up Shares authorized under the True-Up Agreement. The reserve may not be used for another purpose without Capital Realm's written consent.

3. Upon receipt of a True-Up Calculation Certificate signed as required by the True-Up Agreement and supported by Vystar board authorization, register the specified True-Up Shares to Capital Realm no later than two Business Days after receipt.

4. Provide Capital Realm, upon its written request and at least quarterly, written confirmation of issued and outstanding Common Stock, Acquisition Series B Shares registered to Capital Realm, shares reserved for conversion and true-up, True-Up Shares issued, and pending instructions.

5. Do not accept an instruction from Vystar that would revoke, reduce or impair this standing instruction before completion of the final reconciliation unless Capital Realm provides written consent or a final court order directs otherwise.

6. If the transfer agency is terminated or transferred, deliver this instruction and the relevant records to the successor and promptly notify Capital Realm.

This instruction remains in effect until Vystar and Capital Realm jointly notify the transfer agent in writing that the final reconciliation has been completed and all accrued obligations have been satisfied.

VYSTAR CORPORATION	ACKNOWLEDGED BY TRANSFER AGENT
By: Jamie Rotman	By: ____________________
Name: Jamie Rotman	Name: ____________________
Title: Chief Executive Officer	Title: ____________________
Date: 8/4/2026	Date: ____________________

SCHEDULE 3

PERMITTED AFFILIATE JOINDER

This Permitted Affiliate Joinder (this "Joinder") is executed by the undersigned entity (the "Joining Affiliate") under the True-Up Rights and 34% Ownership Maintenance Agreement between Vystar Corporation and Capital Realm, Inc. (the "True-Up Agreement"). Capitalized terms not defined in this Joinder have the meanings assigned in the True-Up Agreement.

1. Joinder. The Joining Affiliate agrees to be bound by the True-Up Agreement as a Permitted Affiliate solely with respect to Capital Realm Protected Securities transferred to it and agrees that Capital Realm and the Joining Affiliate shall be treated as one holder for all calculations.

2. Ownership. The Joining Affiliate represents that it is wholly owned, directly or indirectly, by Capital Realm and will promptly notify Vystar and Capital Realm if it ceases to be wholly owned. Before ceasing to be wholly owned, it shall transfer all Capital Realm Protected Securities back to Capital Realm or another Permitted Affiliate unless Vystar and Capital Realm agree otherwise in writing.

3. No Duplication. The Joining Affiliate shall not assert a separate Protected Percentage. All holdings and rights are aggregated with Capital Realm and other Permitted Affiliates without double counting.

4. Notices. Notices to the Joining Affiliate shall be sent to the address below, with a copy to Capital Realm under Section 11.4 of the True-Up Agreement.

5. Governing Law. This Joinder is governed by the same law and forum provisions as the True-Up Agreement.

IN WITNESS WHEREOF, the Joining Affiliate and Capital Realm have executed this Joinder.

JOINING AFFILIATE	CAPITAL REALM, INC.
By: Jamie Rotman	By: Bernie O'Neill
Name: ______	Name: Bernie O'Neill
Title: ______	Title: Chief Executive Officer and Director
Date: 8/4/2026	Date: 8/4/2026

ASSIGNMENT OF INTELLECTUAL PROPERTY

Effective as of July 24, 2026

THIS ASSIGNMENT OF INTELLECTUAL PROPERTY (this "Assignment"), effective as of July 24, 2026 (the "Effective Date"), is made by and between CAPITAL REALM, INC., an Ohio corporation ("Assignor"), and r3alm inc., a Wyoming corporation, Wyoming Company No. 2026-002015010 ("Assignee"). Assignor and Assignee are each referred to herein individually as a "Party" and collectively as the "Parties."

Assignor desires to transfer and assign to Assignee, and Assignee desires to accept the transfer and assignment of, all of the Intellectual Property described on Schedule A.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment. Assignor hereby assigns to Assignee all of Assignor's legal and equitable right, title and interest of whatever nature throughout the world in and to the Intellectual Property described on Schedule A, together with the goodwill symbolized by the Intellectual Property and all of Assignor's rights to sue and recover for past, present and future claims or causes of action arising out of or relating to any infringement, dilution or misappropriation of the Intellectual Property (collectively, the "Assigned Property"), free and clear of all encumbrances, to have and to hold by Assignee as fully and entirely as the same would have been held by Assignor had this Assignment not been made.

2. Further Assurances. Assignor agrees to execute all documents reasonably requested by Assignee for use in applying for, obtaining, maintaining, recording or enforcing trademark and copyright registrations and other rights and protections relating to the Assigned Property, together with any confirmatory assignments thereof to Assignee or persons designated by Assignee. If Assignee is unable, after reasonable effort, to secure Assignor's signature on a document reasonably necessary to apply for, prosecute, record or maintain any trademark, copyright or similar right relating to the Assigned Property, Assignor irrevocably designates and appoints Assignee and its duly authorized officers and agents as Assignor's agent and attorney-in-fact solely to execute and file such document and perform other lawfully permitted acts necessary to perfect or maintain Assignee's title, with the same legal force and effect as if executed by Assignor.

3. Use. Assignor shall not directly or indirectly challenge Assignee's ownership of or right to use the Assigned Property. Assignor shall not directly or indirectly use, register or attempt to register any domain name, trade name, trademark or service mark that implies an association between Assignor and Assignee or is confusingly similar to any of the Assigned Property, except pursuant to a separate written license or authorization granted by Assignee.

4. No Third-Party Beneficiaries. Nothing in this Assignment, express or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or other entity, other than Assignor, Assignee and their respective successors and permitted assigns, any remedy, claim, right or benefit under or by reason of this Assignment. No third party is a party to, signatory to, or beneficiary of this Assignment.

5. No Additional Representations. Except as otherwise expressly set forth in this Assignment, Assignor is not making any additional representations, warranties or covenants in this Assignment.

6. Modification. This Assignment may not be modified, amended or waived except by a writing executed by both Parties.

7. Successors and Assigns. The terms of this Assignment shall be binding upon, inure to the benefit of, and be enforceable by each Party and its respective successors and permitted assigns.

8. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to conflict-of-laws principles that might otherwise apply.

9. Headings. The paragraph headings in this Assignment are for convenience only, form no part of this Assignment and shall not affect its interpretation.

10. Execution in Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Assignment shall become binding when one or more counterparts, individually or taken together, bear the signatures of both Parties. Signatures transmitted electronically or by electronic signature platform shall be effective as originals.

11. Filing. To the extent reasonably necessary, Assignor agrees that this Assignment may be recorded with the United States Patent and Trademark Office, the United States Copyright Office and any other applicable office, so that Assignee may be reflected as successor in title to the Assigned Property and all applicable registrations and applications therefor.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have caused this Assignment of Intellectual Property to be executed by their duly authorized representatives, effective as of the Effective Date.

CAPITAL REALM, INC.

By: Bernie O'Neill
Name: Bernie O'Neill
Title: Chief Executive Officer and Director
Date: 8/4/2026

r3alm inc.

By: Marilyn Roosevelt
Name: Marilyn Roosevelt
Title: Director
Date: 8/5/2026

SCHEDULE A

ASSIGNED INTELLECTUAL PROPERTY AND RELATED ASSETS

All assets of Assignor related to the R3alm Ecosystem, including all intellectual property, know-how, software, patents, patent rights, trademarks, service marks, copyrights, domain names, technical repositories, documentation, business plans, investor materials, R3EQ materials, A.E.G.I.S. architecture, accounts, credentials and vendor relationships, together with any contracts and third-party agreements necessary to operate the various businesses of the R3alm Ecosystem, in each case to the extent owned by Assignor and legally assignable. The Parties acknowledge that the administrative transfer, recordation or third-party consent process for certain contracts, accounts or registered rights may require additional time, and the Parties shall cooperate in good faith to complete those actions.

For avoidance of doubt, this Schedule A describes the Assigned Property transferred between Assignor and Assignee only. No person or entity other than the Parties is required to execute or acknowledge this Assignment.